INVESCO ENERGY FUND                                                SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING:   4/30/2010
FILE NUMBER:         811-3826
SERIES NO.:          1

74U.   1 Number of shares outstanding (000's Omitted)

         Class A                  20,645

       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)

         Class B                   3,301
         Class C                   6,394
         Class Y                   1,343
         Investor Class           13,497
         Institutional Class         209

74V.   1 Net asset value per share (to nearest cent)

         Class A                 $ 35.99

       2 Net asset value per share of a second class of open-end company shares (to nearest cent)

         Class B                 $ 33.25
         Class C                 $ 32.44
         Class Y                 $ 35.96
         Investor Class          $ 35.86
         Institutional Class     $ 36.60